UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

ASSET ENTITIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2024, Asset Entities Inc., a Nevada corporation (the “Company”), entered into an amendment (the “Purchase Agreement Amendment”) to the securities purchase agreement, dated as of May 24, 2024, between the Company and the investor (the “Investor”) listed on the schedule of buyers attached thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement Amendment, the Company and the Investor agreed to amend the Purchase Agreement to provide that, while any of the shares of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), are outstanding, if the closing price of the Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), is equal to or less than $0.0855 per share for a period of ten consecutive trading days, then the Company will promptly take all corporate action necessary to authorize a reverse stock split of the Class B Common Stock by a ratio equal to or greater than 300% of the quotient obtained by dividing $0.0855 by the lowest closing price of the Class B Common Stock during such ten-trading day period, including calling a special meeting of stockholders to authorize such reverse stock split or obtaining written consent for such reverse stock split, and voting the management shares of the Company in favor of such reverse stock split.

Item 3.03 Material Modification to Rights of Security Holders.

On June 14, 2024, the Company filed an amendment (the “Amended Designation”) to the Certificate of Designation of Series A Convertible Preferred Stock of the Company with the Secretary of State of the State of Nevada on May 24, 2024 (as amended, the “Certificate of Designation”), which amended the original Certificate of Designation to provide that the Conversion Price (as defined in the Certificate of Designation) will not be less than $0.0855 (the “Floor Price”) at any time, rather than only until the Ex-Exchange Limitation Date (as defined in the Certificate of Designation), and to delete a requirement that the Company file a definitive information statement on Schedule 14C (the “Definitive Information Statement”) disclosing that the stockholders have approved by written consent the non-application of the Floor Price for issuances that would otherwise exceed the Exchange Limitation (as defined in the Certificate of Designation) and which action with respect to the Floor Price shall take effect 20 days following the date that such Definitive Information Statement is sent or given.

The foregoing summary of the Amended Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Designation filed as Exhibit 3.1 to this report, which is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2024, the holder of all of the outstanding shares of the Series A Preferred Stock approved the Amended Designation by written consent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Designation of Series A Convertible Preferred Stock of Asset Entities Inc. filed with the Secretary of State of the State of Nevada on June 14, 2024
10.1	Form of First Amendment to Securities Purchase Agreement, dated as of June 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
Name: Arshia Sarkhani
Title: Chief Executive Officer and President

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